Exhibit 10.2

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of October 1, 2009, between Vitesse Semiconductor Corporation, a Delaware corporation (the “Borrower”) and Whitebox VSC, Ltd., as agent (the “Agent”) under that certain Loan Agreement, dated as of August 23, 2007 (the “Loan Agreement”), between the Borrower, the Agent, and the lenders from time to time parties thereto (the “Lenders”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

RECITALS

WHEREAS, the Borrower and U.S. Bank National Association (the “Trustee”) are parties to that certain Indenture, dated as of September 22, 2004 (the “Indenture”), which governs the Borrower’s 1.50% Convertible Subordinated Debentures due 2024 (the “Notes”).

WHEREAS, pursuant to the Indenture, the Borrower has issued Notes in principal amount of $96,700,000 and certain holders of Notes (the “Forbearing Holders”) have exercised, or have indicated that they intend to exercise, their rights pursuant to Section 11.1 of the Indenture to require the Borrower to repurchase their Notes (the “Forbearing Notes”) on October 1, 2009 (the “Put Repurchase Date”).

WHEREAS, a default has occurred and is continuing under Section 4.1(d) of the Indenture as a result of the Borrower’s failure to mail a Repurchase Event Notice (as defined in the Indenture) pursuant to Section 11.3 of the Indenture and a Repurchase Event Purchase Notice (as defined in the Indenture) pursuant to Section 11.4 of the Indenture or to file a Schedule TO pursuant to Section 11.7 of the Indenture (the “Notes Existing Defaults”).

WHEREAS, the Forbearing Holders assert (and the Borrower disputes) that there will be an event of default under Section 4.1(c) of the Indenture if the Borrower fails to repurchase the Forbearing Notes from the Forbearing Holders on the Put Repurchase Date at a purchase price equal to 113.76% of the principal amount of the Forbearing Notes (the “Notes Put Repurchase Default” and together with the Notes Existing Defaults, the “Notes Specified Defaults”).

WHEREAS, the Borrower and the Forbearing Holders have entered into Forbearance Agreements dated as of October 1, 2009 in substantially the form previously provided by the Borrower to the Agent (each, an “Indenture Forbearance Agreement”) pursuant to which, the Forbearing Holders have agreed to forbear from exercising their rights and remedies with respect to the Notes Specified Defaults for a certain limited period, under the terms and conditions specified therein.

WHEREAS, if the Notes Put Repurchase Default occurs it will result in an Event of Default under Section 7.1(i) of the Loan Agreement and may also result in an Event of Default under Sections 7.1(d) and (e) of the Loan Agreement (the “Loan Specified Defaults”).

WHEREAS, the Borrower has requested that the Lenders agree to forbear, and the Lenders have agreed to forbear, from exercising any rights and remedies that may arise under the Loan Agreement in the event that the Loan Specified Defaults occur and are continuing, for the period, and on the terms and conditions, specified herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1                  Acknowledgement and Reaffirmation.  The Borrower hereby acknowledges and agrees, that:

(a)                                  (i) the Borrower is indebted and liable to the Lenders in the aggregate principal amount of $30,000,000 in respect of the Term Loans, plus interest, fees, expenses (including but not limited to attorneys’ advisors’ and consultants’ fees that are reimbursable under the Loan Agreement), charges and all other obligations incurred in connection therewith as provided in the Loan Agreement, and (ii) such amounts outstanding under the Loan Agreement constitute valid and subsisting obligations of the Borrower to the Agent and the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.  The Borrower and the Guarantors (the “Loan Parties”) hereby (i) acknowledge and affirm their obligations under the respective Loan Documents to which they are party, (ii) acknowledge and affirm the liens created and granted by the Loan Parties in the Loan Documents and (iii) agree that this Agreement shall in no manner adversely affect or impair such obligations and/or liens; and

(b)                                 the Loan Specified Defaults have not previously been waived by the Lenders.

2                  Forbearance.  Subject to the terms and conditions set forth herein, from the Effective Date through the earlier of (a) the date on which the Loan Parties fail to comply with the covenants contained in Section 6 of this Agreement, (b) the date on which the “Forbearance Period” under and as defined in the Indenture Forbearance Agreement applicable to them ends, (c) the date of the commencement by any Loan Party of a voluntary bankruptcy, insolvency, reorganization or other similar proceeding or the commencement of any similar non-voluntary case or proceeding with respect to such Loan Party, and (d) 12:00 noon (EST) on October 9, 2009 (the “Forbearance Period”), the Lenders hereby agree to forbear from exercising any and all rights or remedies available under the Loan Agreement or applicable law as a result of the Loan Specified Defaults, but only to the extent that such rights and remedies arise solely as a result of the occurrence and continuation of the Loan Specified Defaults; provided, however, that in each case, the Lenders shall be free to exercise any or all rights and remedies arising on account of any Loan Specified Default at the end of the Forbearance Period; provided further, that except as expressly set forth herein, this Agreement shall not operate as a waiver, amendment or modification of the Loan Agreement.

3                  No Waiver of Rights or Remedies.  The Lenders and the Loan Parties agree that, other than as expressly set forth herein, nothing in this Agreement, or the performance by the Lenders of their obligations hereunder, constitutes or shall be deemed to constitute a waiver of any of the rights or remedies available to the Lenders under the Loan Agreement, the Loan Documents or any applicable law, all of which are hereby reserved.

4                  Representations and Warranties of the Borrower.  The Loan Parties hereby represent and warrant to the Lenders that:

(a)                                                  No Default or Event of Default exists (or shall exist), to the knowledge of the Borrower, as of the date hereof (other than the Loan Specified Defaults); and

(b)                                                 The execution, delivery and performance by the Loan Parties of this Agreement has been duly authorized by all necessary corporate or other organizational action, and do not and will not: (i) contravene the terms of any of such person’s organizational documents; (ii) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien under, or require any payment to be made under (A) any contractual obligation to which such person is a party or affecting such person or the properties of such person or any of its subsidiaries or (B) any order, injunction, writ or decree of any governmental authority or any arbitral award to which such person or its property is subject; or (iii) violate any applicable law.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against the Loan Parties of this Agreement.

5                  Representation and Warranty of the Agent and Lenders.  The Agent and the Lenders hereby represent and warrant to the Borrower that no Default or Event of Default exists (or shall exist), to the knowledge of the Agent or such Lender, as of the date hereof (other than the Loan Specified Defaults); and

6                  Covenants.

(a) The Borrower shall pay to the Agent on October 1, 2009, the quarterly interest payment in an aggregate amount of $637,500 due on October 15, 2009 under the Loan Agreement.

(b) The Loan Parties shall not incur, create, issue, assume or suffer to exist any indebtedness for borrowed money other than indebtedness existing on the Effective Date.

(c) The Loan Parties shall not incur, create, assume or suffer to exist any lien other than (i) liens existing on the Effective Date and (ii) customary liens incurred in the ordinary course of business and otherwise permitted under the Loan Agreement.

7                  Conditions.  The agreement of the Agent, the Lenders and the Loan Parties hereunder shall become effective as of the date when the following conditions shall have been satisfied or waived by the Agent and the Lenders in their sole discretion (the “Effective Date”):

(a) the Agent shall have received counterparts of this Agreement duly executed by the Loan Parties; and

(b) the Agent shall have received fully executed copies of the Indenture Forbearance Agreements (which copies may be redacted to omit confidential information concerning the Forbearing Holders from their respective signature pages), in form and substance satisfactory to the Agent in its reasonable discretion.

8                  Release.  In partial consideration of the Lenders’ willingness to enter into this Agreement, the Loan Parties hereby release the Lenders and the Agent and their officers, affiliates, employees, representatives, agents, financial advisors, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act in connection with the Loan Agreement or any other Loan Document on or prior to the date hereof.

9                  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument

10            Effectiveness.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

11            APPLICABLE LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12            Entirety.  This Agreement and the Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Agreement, together with the Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.  In the event there is a conflict between this Agreement and the Loan Documents, this Agreement shall control.

13            Severability.  In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

14            Successors and Assigns; Transfers.  This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.  The Lenders may transfer or assign all or any of Term Loans at any time during the Forbearance Period provided that such transferee shall agree in writing with the Borrower, as a condition to such transfer, to be bound by all of the provisions of this Agreement as if they had been original signatories to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VITESSE SEMICONDUCTOR CORPORATION

By:
Name:
Title:

VITESSE MANUFACTURING & DEVELOPMENT CORPORATION

By:
Name:
Title:

VITESSE SEMICONDUCTOR SALES CORPORATION

By:
Name:
Title:

VITESSE INTERNATIONAL, INC.

By:
Name:
Title:

WHITEBOX VSC, LTD, as Lender and Agent under the Loan Agreement

By:
Name:
Title: